UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2010

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2010, Starwood Hotels & Resorts Worldwide, Inc., (the "Company") certain additional Dollar Revolving Loan Borrowers, certain additional Alternate Currency Revolving Loan Borrowers, various Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Lead Arrangers and Book Running Managers entered into a Credit Agreement (the "Credit Agreement"). The Credit Agreement is a $1.5 billion Senior Credit Facility, which refinanced the existing $1.875 billion Credit Agreement dated February 10, 2006, as amended (the "2006 Credit Facility"), that would have matured in February 2011. The Credit Agreement provides for revolving loans and the issuance of letters of credit to Starwood and certain of its subsidiaries of up to $500 million in Euros (divided into three sub-tranches available to certain subsidiaries in amounts of $250 million in Euros; $150 million in Euros; and $100 million in Euros), $250 million in Pounds Sterling, $100 million in Australian dollars, $100 million in Yen, $150 million in Canadian dollars, $15 million in Mexican pesos, $100 million of other permitted Libor based currencies other than dollars and $35 million of other permitted non-Libor based currencies other than dollars, with an overall limit on outstanding loans in currencies other than dollars of $500 million.

Each domestic Borrower has also issued loan guarantees. The Borrowers may prepay the outstanding aggregate principal amount, in whole or in part, at any time, subject to certain restrictions. The Credit Agreement also includes customary mandatory prepayment provisions which are triggered when certain events occur, for example, the Company inadvertently exceeding the sub-commitment limits for any currency. The Credit Agreement and related documents contain customary affirmative, negative, and financial covenants and default provisions.

This new credit facility replaces the 2006 Credit Facility which has now been terminated. All letters of credit outstanding and all outstanding obligations under the 2006 Credit Facility were either terminated and replaced or rolled into and became obligations under the Credit Agreement as of the closing date.

A copy of the Credit Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On April 20, 2010, in conjunction with the entrance into the Credit Agreement, that certain 2006 Credit Facility, dated February 10, 2006, among Starwood Hotels & Resorts Worldwide, Inc., certain additional Dollar Revolving Loan Borrowers, certain additional Alternate Currency Revolving Loan Borrowers, various Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Lead Arrangers and Book Running Managers, was terminated. The 2006 Credit Facility was a $1.875 billion Credit Agreement that was prepayable subject to standard breakage provisions, if any, and was scheduled to mature in February 2011.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Credit Agreement dated as of April 20, 2010 among Starwood Hotels & Resorts Worldwide, Inc., certain additional Dollar Revolving Loan Borrowers, certain additional Alternate Currency Revolving Loan Borrowers, various Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Lead Arrangers and Book Running Managers.

99.1 Press Release dated April 22, 2010 of Starwood Hotels & Resorts Worldwide, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

April 22, 2010	By:	Kristen Prohl

Name: Kristen Prohl
Title: Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement
99.1	Press Release